Consent of Independent Auditors




We consent to the incorporation of our report dated April 1, 2002, on the financial statements of Maxxon, Inc. (the "Company") at December 31, 2001, for the period from inception (August 16, 1996) to December 31, 2001, and for the years ended December 31, 2001 and 2000, included in the Form SB2 registration of Maxxon, Inc. as of December 31, 2001.

/s/ SUTTON ROBINSON FREEMAN & CO., P.C.

Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
April 4, 2002


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